UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2022

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400 Moon Township, PA 15108
(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2022, Mastech Digital, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company solicited proxies for the Annual Meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the shareholders of the Company: (1) elected the two nominees for Class II directors, and (2) approved the compensation of the Company’s named executive officers. Notwithstanding the vote required by the Company’s bylaws, Proposal 2 (an advisory vote on named executive officer compensation) is an advisory vote only and is not binding on the Company.

The final results of the votes regarding each proposal are set forth below.

Proposal 1 — Election to the Company’s Board of Directors of two (2) Class II directors to serve for three-year terms or until their respective successors shall have been elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ashok Trivedi	9,743,283	169,502	0
Vivek Gupta	9,767,782	145,003	0

Proposal 2 — A non-binding advisory vote on the compensation of the named executive officers of the Company:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,887,796	20,845	4,144	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

May 16, 2022